                                                                 EXHIBIT 10.20
                                                                CONFORMED COPY
==============================================================================






                            364-DAY CREDIT AGREEMENT


                                   dated as of


                                 March 30, 2000


                                      among


                        EDWARDS LIFESCIENCES CORPORATION
                                   as Borrower


                            The Lenders Party Hereto


                            THE CHASE MANHATTAN BANK
                             as Administrative Agent


                                 BANK ONE, N.A.
                              as Syndication Agent

                                       and

                           CREDIT SUISSE FIRST BOSTON
                             as Documentation Agent

                           ---------------------------


                              CHASE SECURITIES INC.
                                   as Arranger



==============================================================================

                                TABLE OF CONTENTS

                                                                                                      Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms.............................................................................1
SECTION 1.02.  Classification of Loans and Borrowings...................................................13
SECTION 1.03.  Terms Generally..........................................................................13
SECTION 1.04.  Accounting Terms; GAAP...................................................................14



                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  Commitments..............................................................................14
SECTION 2.02.  Loans and Borrowings.....................................................................14
SECTION 2.03.  Requests for Revolving Borrowings........................................................15
SECTION 2.04.  Competitive Bid Procedure................................................................15
SECTION 2.05.  Funding of Borrowings....................................................................18
SECTION 2.06.  Repayment of Borrowings; Evidence of Debt................................................18
SECTION 2.07.  Interest Elections.......................................................................19
SECTION 2.08.  Termination, Reduction and Extension of Commitments......................................20
SECTION 2.09.  Increase in Commitments .................................................................21
SECTION 2.10.  Prepayment of Loans......................................................................23
SECTION 2.11.  Fees.....................................................................................24
SECTION 2.12.  Interest.................................................................................24
SECTION 2.13.  Alternate Rate of Interest...............................................................25
SECTION 2.14.  Increased Costs..........................................................................25
SECTION 2.15.  Break Funding Payments...................................................................27
SECTION 2.16.  Taxes....................................................................................27
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs...............................28
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders...........................................30



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Corporate Existence and Standing.........................................................30
SECTION 3.02.  Authorization; No Violation..............................................................31
SECTION 3.03.  Governmental Consents....................................................................31
SECTION 3.04.  Validity.................................................................................31
SECTION 3.05.  Litigation...............................................................................31
SECTION 3.06.  Financial Statements; No Material Adverse Change.........................................31





                                                                                                         2


SECTION 3.07.  Investment Company Act...................................................................31
SECTION 3.08.  Regulation U.............................................................................32
SECTION 3.09.  Environmental Matters....................................................................32
SECTION 3.10.  Disclosure...............................................................................32
SECTION 3.11.  Year 2000 Compliance.....................................................................32
SECTION 3.12   Subsidiary Guarantors....................................................................32
SECTION 3.13   Solvency.................................................................................32


                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Effective Date...........................................................................33
SECTION 4.02.  Each Credit Event........................................................................34


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Payment of Taxes, Etc. ..................................................................34
SECTION 5.02.  Maintenance of Insurance.................................................................34
SECTION 5.03.  Preservation of Existence, Etc. .........................................................35
SECTION 5.04.  Compliance with Laws, Etc. ..............................................................35
SECTION 5.05.  Keeping of Books.........................................................................35
SECTION 5.06.  Inspection...............................................................................35
SECTION 5.07.  Reporting Requirements...................................................................35
SECTION 5.08.  Use of Proceeds..........................................................................37
SECTION 5.09.  Guarantee Requirement....................................................................37

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Subsidiary Debt..........................................................................37
SECTION 6.02.  Liens, Etc. .............................................................................37
SECTION 6.03.  Sale and Leaseback Transactions..........................................................40
SECTION 6.04.  Merger, Etc. ............................................................................40
SECTION 6.05.  Change in Business.......................................................................41
SECTION 6.06.  Certain Restrictive Agreements...........................................................41
SECTION 6.07.  Leverage Ratio...........................................................................41
SECTION 6.08.  Interest Coverage Ratio..................................................................41
SECTION 6.09   Spin-Off.................................................................................41




                                                                                                         3

                                   ARTICLE VII

Events of Default.......................................................................................42


                                  ARTICLE VIII

The Administrative Agent................................................................................44


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Notices..................................................................................47
SECTION 9.02.  Waivers; Amendments......................................................................47
SECTION 9.03.  Expenses; Indemnity; Damage Waiver.......................................................48
SECTION 9.04.  Successors and Assigns...................................................................49
SECTION 9.05.  Survival.................................................................................51
SECTION 9.06.  Counterparts; Integration; Effectiveness.................................................52
SECTION 9.07.  Severability.............................................................................52
SECTION 9.08.  Right of Setoff..........................................................................52
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process...............................52
SECTION 9.10.  Waiver of Jury Trial.....................................................................53
SECTION 9.11.  Headings.................................................................................53
SECTION 9.12.  Confidentiality..........................................................................53
SECTION 9.13.  Conversion of Currencies.................................................................54


SCHEDULES:


Schedule 1.01       --  Subsidiary Guarantors
Schedule 2.01       --  Lenders and Commitments
Schedule 2.17       --  Payment Instructions
Schedule 6.01       --  Debt of Material Subsidiaries
Schedule 6.02       --  Security Interests


EXHIBITS:


Exhibit A         --   Form of Assignment and Acceptance
Exhibit B         --   Form of Subsidiary Guarantee Agreement
Exhibit C         --   Form of Indemnity, Subrogation and Contribution Agreement
Exhibit D-1       --   Form of Opinion of Counsel for the Company
Exhibit D-2       --   Form of Opinion of General Counsel of the Company
Exhibit E         --   Form of Side Letter from Baxter


                                   364-DAY CREDIT AGREEMENT dated as of March
                          30, 2000, among EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the "Company"); the LENDERS from time to time party hereto; THE CHASE MANHATTAN BANK, as Administrative Agent; BANK ONE, N.A., as Syndication Agent; and CREDIT SUISSE FIRST BOSTON, as Documentation Agent.


                  The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of a revolving credit facility under which the Company may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in the sum of the Revolving Exposures and the Competitive Loan Exposures exceeding $220,000,000. The Company has also requested the Lenders to provide a procedure pursuant to which the Company may invite the Lenders to bid on an uncommitted basis on short-term Loans to the Company. The proceeds of borrowings hereunder and under the Five Year Credit Agreement on the Initial Borrowing Date in an aggregate amount of up to $550,000,000 are to be used to pay Baxter for assets transferred to the Company in connection with the Spin-Off or to repay intercompany debt owed to Baxter and outstanding immediately prior to the Spin-Off; proceeds of the other borrowings hereunder are to be used for general corporate purposes of the Company and their subsidiaries.

                  The Lenders are willing to establish the credit facility referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "AGREEMENT CURRENCY" has the meaning assigned to such term in
Section 9.13(b).

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE RATE" means, for any day, with respect to (i) any Loan of any Type or (ii) the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio as of the most recent determination date:


=================== ========================== ================== ===================== ==================
                                                   FACILITY                                ABR SPREAD
                            LEVERAGE              FEE (BASIS      LIBOR SPREAD (BASIS     (BASIS POINTS
     CATEGORY                 RATIO            POINTS PER ANNUM)   POINTS PER ANNUM)       PER ANNUM)
=================== ========================== ================== ===================== ==================
=================== ========================== ================== ===================== ==================
Category 1          < 2.25                           12.5                 62.5                  0
=================== ========================== ================== ===================== ==================
Category 2          > 2.25 and < 2.75                15.0                 85.0                  0
=================== ========================== ================== ===================== ==================
Category 3          > 2.75 and < 3.25                17.5                107.5                 25.0
=================== ========================== ================== ===================== ==================
Category 4          > 3.25                           20.0                130.0                50.0
=================== ========================== ================== ===================== ==================

Except as set forth below, the Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to
Section 5.07(a) or (b); PROVIDED that if any financial statements required to have been delivered under Section 5.07(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 4 in the Table above.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "ATTRIBUTABLE DEBT" means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

                  "BAXTER" means Baxter International Inc., a Delaware corporation and, prior to the Spin-Off, the owner of all the issued and outstanding capital stock of the Company.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWING" means Loans (including one or more Competitive Loans) of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans or Fixed Rate Loans, as to which a single Interest Period is in effect.

                  "BORROWING MINIMUM" means  $5,000,000.

                  "BORROWING MULTIPLE" means  $1,000,000.

                  "BORROWING REQUEST" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED, that when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in US Dollars in the London interbank market.

                  "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof, (ii) nominated by the board of directors of the Company or
(iii) appointed by directors so nominated.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or by any lending office of such Lender or by such Lender's holding company with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CHASE" means The Chase Manhattan Bank and its successors.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to

Section 9.04. The initial amount of each Lender's Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Commitments on the date hereof is $220,000,000.

                  "COMPANY" has the meaning assigned to such term in the heading of this Agreement.

                  "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "COMPETITIVE BID REQUEST" means a request for Competitive Bids in accordance with Section 2.04.

                  "COMPETITIVE BORROWING" means a Borrowing comprised of Competitive Loans.

                  "COMPETITIVE LOAN" means a Loan made pursuant to Section 2.04. Each Competitive Loan shall be a Eurocurrency Loan or a Fixed Rate Loan.

                  "COMPETITIVE LOAN EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

                  "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated February 2000 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

                  "CONSOLIDATED EBITDA" means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries for such period PLUS, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Consolidated Interest Expense and (c) depreciation and amortization expense, MINUS, to the extent added in computing such consolidated net income for such period, (a) consolidated interest income and (b) extraordinary gains. Anything contained in this definition or elsewhere in this Agreement to the contrary notwithstanding, in calculating Consolidated EBITDA for any four fiscal-quarter period during which the Spin-Off shall have occurred, the Specified Charges shall be excluded.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (b) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging arrangements) payable in connection with the incurrence of Debt to the extent included in interest expense in accordance with GAAP and (c) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP.

                  "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.

                  "CONSOLIDATED TOTAL ASSETS" means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEBT" means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services carried as indebtedness on the consolidated balance sheet of the Company and the consolidated Subsidiaries (b) obligations of the Company and the consolidated Subsidiaries as lessee under leases that, in accordance with GAAP, are recorded as capital leases, (c) obligations of the Company and the consolidated Subsidiaries under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) and (b) above (including actual or contingent liabilities in respect of letters of credit issued to support such indebtedness or other obligations), (d) indebtedness or obligations of the kinds referred to in clauses (a), (b) and (c) above of the unconsolidated Subsidiaries and (e) solely for purposes of Article VII hereof, obligations under interest rate, foreign exchange rate or other hedging agreements. The term "Debt" shall not include the undrawn face amount of any letter of credit issued for the account of the Company or any Subsidiary in the ordinary course of the Company's or such Subsidiary's business (other than any letter of credit referred to in clause (c) above), but shall include the reimbursement obligation owing from time to time by the Company or any of the consolidated Subsidiaries in respect of drawings made under any letter of credit in the event reimbursement is not made immediately following the applicable drawing. For purposes of Article VII, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any hedging agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such hedging agreement were terminated at such time.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DESIGNATED AMOUNT" means, at any time, the sum of (a) the aggregate outstanding principal amount at such time of Debt of Material Subsidiaries (other than Subsidiary Guarantors) that is permitted under clause
(d) of Section 6.01, (b) the aggregate outstanding investment or claim held at such time by purchasers, assignees or other transferees of (or of interests in) Receivables sold under clause (iv) of Section 6.02(l), (c) the aggregate outstanding principal amount at such time of Secured Debt permitted under the last paragraph of Section 6.02 and (d) the aggregate amount at such time of the Attributable Debt in respect of Sale and Leaseback Transactions permitted under Section 6.03.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VII.

                  "EXCLUDED TAXES" means, with respect to any Lender, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (or any political subdivision thereof), or by the jurisdiction under which such recipient is organized or in which its principal office or any lending office from which it makes Loans hereunder is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated, (d) any withholding tax that is attributable to such Lender's failure to comply with Section 2.16(e), except, in the case of clause (c) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Company with respect to such withholding tax pursuant to Section 2.16(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type from the Company.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FIVE-YEAR CREDIT AGREEMENT" means the Five-Year Credit Agreement dated as of the date hereof among the Company, the Lenders from time to time party thereto, the Administrative Agent, the London Agent, Tokyo Agent and Zurich Agent named therein and the Syndication Agent and Documentation Agent named in the heading of this Agreement.

                  "FIXED RATE" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "FIXED RATE REVOLVING LOAN" means a Competitive Loan bearing interest at a Fixed Rate.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is not incorporated under the laws of the United States or its territories or possessions.

                  "FORM 10" means the Amended Form 10 filed by the Company with the Securities and Exchange Commission on March 15, 2000.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEE REQUIREMENT" means, at any time, that (a) the Subsidiary Guarantee Agreement (or a supplement referred to in Section 15 thereof) shall have been executed by each Subsidiary (other than any Foreign Subsidiary) existing at such time, shall have been delivered to the Administrative Agent and shall be in full force and effect and (b) the Indemnity, Subrogation and Contribution Agreement (or a supplement referred to in Section 12 thereof) shall have been executed by the Company and each Subsidiary Guarantor, shall have been delivered to the Administrative Agent and shall be in full force and effect.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" means an Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit C, made by the Company and the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

                  "INITIAL BORROWING DATE" means the date of the initial Borrowing hereunder.

                  "INTANGIBLE ASSETS" means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

                  "INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "INTEREST ELECTION REQUEST" means a request by the relevant Company to convert or continue a Revolving Borrowing in accordance with
Section 2.07.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                  "INTEREST PERIOD" means, (i) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the relevant Company may elect and (ii) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; PROVIDED that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "JUDGMENT CURRENCY" has the meaning assigned to such term in Section 9.13(b).

                  "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or as provided in Section 2.09, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance.

                  "LEVERAGE RATIO" means, at any time, the ratio of (a) Total Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time.

                  "LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in US Dollars (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall mean the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such Interest Period to major banks in the London interbank market by Chase at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

                  "LOAN DOCUMENTS" means this Agreement, the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each promissory note delivered pursuant to this Agreement.

                  "LOAN PARTIES" means the Company and the Subsidiary
Guarantors.

                  "LOANS" means the loans made by the Lenders to the Company pursuant to this Agreement.

                  "MARGIN" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "MATERIAL SUBSIDIARY" means (a) any Subsidiary that directly or indirectly owns or Controls any Material Subsidiary and (b) any other Subsidiary (i) the net revenues of which for the most recent period of four fiscal quarters of the Company for which audited financial statements have been delivered pursuant to Section 5.01 were greater than 5% of the Company's consolidated net revenues for such period or (ii) the net tangible assets of which as of the end of such period were greater than 5% of Consolidated Net Tangible Assets as of such date; PROVIDED that if at any time the aggregate amount of the net revenues or net tangible assets of all Subsidiaries that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 5% of the Company's consolidated net revenues for such period or 5% of Consolidated Net Tangible Assets as of the end of such period, the Company (or, in the event the Company has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements.

                  "MATURITY DATE" means the first anniversary of the Termination Date.

                  "OBLIGATIONS" means (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Company, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents, and
(b) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under each interest rate hedging Agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such hedging agreement was entered into.

                  "OTHER TAXES" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "QUOTATION DAY" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in US Dollars for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  "REGISTER" has the meaning set forth in Section 9.04.

                  "RELATED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; PROVIDED that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

                  "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

                  "REVOLVING BORROWING" means a Borrowing comprised of Revolving Loans.

                  "REVOLVING EXPOSURE" means, with respect to any Lender at any time, such Lender's Percentage of the aggregate principal amount of the outstanding Revolving Loans.

                  "REVOLVING LOAN" means a Loan made by a Lender pursuant to
Section 2.01(a). Each Revolving Loan shall be a Eurocurrency Loan or an ABR
Loan.

                  "SALE AND LEASEBACK TRANSACTION" means any arrangement whereby the Company or a Material Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  "SECURED DEBT" means Debt or any other obligation or liability of the Company or any Material Subsidiary the payment of which is secured by a Security Interest.

                  "SECURITY INTEREST" means any lien, security interest, mortgage or other charge or encumbrance of any kind, title retention device, pledge or any other type of preferential arrangement, upon or with respect to any property of the Company or any Material Subsidiary, whether now owned or hereafter acquired.

                  "SPECIFIED CHARGES" means costs related to the Spin-Off and related restructuring charges accrued during the fiscal quarter in which the Spin-Off occurs or the next succeeding seven fiscal quarters in an aggregate amount not to exceed $100,000,000 (and the cash amount of which does not exceed $50,000,000).

                  "SPIN-OFF" means the distribution by Baxter, on or about April 1, 2000, of all the issued and outstanding capital stock of the Company to the existing shareholders of Baxter on the terms and with the results described in the Form 10.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States for any category of deposits or liabilities customarily used to fund loans or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

                  "SUBSIDIARY" means any subsidiary of the Company.

                  "SUBSIDIARY GUARANTEE AGREEMENT" means a Subsidiary Guarantee Agreement substantially in the form of Exhibit B, made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

                  "SUBSIDIARY GUARANTORS" means each Person listed on
Schedule 1.01 and each other Person that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TERMINATION DATE" means March 29, 2001, or the latest date to which the Termination Date shall have been extended pursuant to Section 2.08(d).

                  "TOTAL DEBT" means, at any date, all Debt of the Company and its consolidated Subsidiaries at such date to the extent such Debt should be reflected on a consolidated balance sheet of the Company at such date in accordance with GAAP.

                  "TRANSACTIONS" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

                  "TRANSFER ASSETS" means (a) when referring to the Company, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of the Company or of the Company and its Subsidiaries taken as a whole, and (b) when referring to a Subsidiary, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of such Subsidiary.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or a Fixed Rate.

                  "UNFUNDED LIABILITIES" means, in the case of a single employer pension benefit plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all vested benefits accrued to the date of determination under such plan exceeds the fair market value of all assets of such plan allocable to such benefits as of such date, and, in the case of a multiemployer pension plan, the withdrawal liability of the Company and the Subsidiaries.

                  "US CORPORATION" means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

                  "US DOLLARS" or "$" means the lawful money of the United States of America.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Loan") or by Type (E.G., a "Eurocurrency Loan") or by Class and Type (E.G., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurocurrency Borrowing") or by Class and Type (E.G., a "Eurocurrency Revolving Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; PROVIDED that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                ARTICLE II

                                THE CREDITS

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company from time to time during the Revolving Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Exposure exceeding its Commitment or (ii) the aggregate amount of the Lenders' Revolving Exposures and Competitive Loan Exposures exceeding the aggregate amount of the Commitments.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

                  (b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans, in each case as the Company may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); PROVIDED that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; PROVIDED that (i) an ABR Revolving Borrowing may be made in an aggregate amount that is equal to the aggregate available Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 12 Eurocurrency Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate principal amount of the requested
         Borrowing;

                  (ii) the date of the requested Borrowing, which shall be a Business Day;

                  (iii) the Type of the requested Borrowing;

                  (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

                  SECTION 2.04. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period the Company may request Competitive Bids for Competitive Loans in US Dollars and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED that the sum of the Revolving Exposures and Competitive Loan Exposures at any time shall not exceed the aggregate amount of the Lenders' Commitments. To request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, (i) in the case of a Eurocurrency Competitive Borrowing, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Revolving Borrowing, not later than 12:00 noon,New York City time, one Business Day before the date of the proposed Competitive Borrowing. Not more than three Competitive Bid Requests may be submitted on the same day, and a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Revolving Borrowing;

                  (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (i) in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Revolving Borrowing, not later than 9:30 a.m., New York City time, on the date of the proposed Competitive Borrowing. Competitive Bids that do not conform to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be in an amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple, and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or

Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (i) in the case of a Eurocurrency Competitive Borrowing or a Fixed Rate Competitive Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Revolving Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Competitive Borrowing; PROVIDED that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate,
(iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of at least the Borrowing Minimum and an integral multiple of the Borrowing Multiple; PROVIDED FURTHER that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent or one of its Affiliates shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.05. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose for Loans of such Class by notice to the applicable Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company maintained by the Administrative Agent in New York City.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of the Company, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Administrative Agent shall return to the Company any amount (including interest) paid by the Company to the Administrative Agent pursuant to this paragraph.

                  SECTION 2.06. REPAYMENT OF BORROWINGS; EVIDENCE OF DEBT. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders (i) the then unpaid principal amount of each Revolving Borrowing on the Maturity Date and (ii) the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable thereto.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it to the Company be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.07. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Company may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing.

                  (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Company to elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d).

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) the Type of the resulting Borrowing; and

                  (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing.

                  SECTION 2.08. TERMINATION, REDUCTION AND EXTENSION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Termination Date; PROVIDED that the Commitments shall terminate at 5:00 p.m., New York City time, on May 15, 2000, if the Initial Borrowing Date shall not have occurred prior to such time.

                  (b) The Company may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the aggregate Revolving Exposures and the aggregate Competitive Loan Exposures would exceed the aggregate Commitments.

                  (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.

Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments.

                  (d) The Company may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given not less than 60 days and not more than 75 days prior to the Termination Date at any time in effect, request that the Lenders extend the Termination Date for an additional period of not more than 364 days as specified in such notice. Each Lender shall, by notice to the Company and the Administrative Agent given not earlier than the 30th day and not later than the 25th day prior to the Termination Date then in effect, advise the Company whether or not it agrees to such extension on the terms set forth in such notice. Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension. If the Company shall have requested and Lenders representing at least more than 50% of the aggregate Commitments shall have agreed to an extension of the Termination Date, then the Termination Date shall be extended for the additional period and on the terms specified in the Company's notice. The decision to agree or withhold agreement to any extension of the Termination Date hereunder shall be at the sole discretion of each Lender. The Commitment of any Lender that has declined to agree to any requested extension of the Termination Date (a "Non-Extending Lender") shall terminate on the Termination Date in effect prior to giving effect to any such extension (the "Existing Termination Date"), and the principal amount of any outstanding Loans made by such Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Lender hereunder, shall be due and payable on the Existing Termination Date. Notwithstanding the foregoing provisions of this paragraph, (i) the Company shall have the right, pursuant to Section 2.18(b), to replace a Non-Extending Lender with a Lender or other financial institution that will agree to an extension of the Termination Date and (ii) the Company shall have the right, any time prior to the Existing Termination Date, to withdraw its request for an extension under paragraph (b) above by notice to the Administrative Agent (which shall promptly deliver a notice to each Lender), in which case the Commitments of all the Lenders will terminate on the Existing Termination Date and the Maturity Date applicable to all the Loans (including Loans of Non-Extending Lenders) will be the first anniversary of the Existing Termination Date.

                  SECTION 2.09. INCREASE IN COMMITMENTS. (a) The Company may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Commitments be increased by an amount not less than $25,000,000 for any such increase; PROVIDED that after giving effect to any such increase the sum of the total Commitments and the commitments under the Five-Year Credit Agreement shall not exceed $1,000,000,000. Such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective (which shall be not less than 30 Business Days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Percentage of the proposed increased amount. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 10 Business Days after the date of the Company's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "INCREASING LENDER") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "NON-

INCREASING LENDER"). In the event that, on the 10th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "AUGMENTING LENDER"), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; PROVIDED that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and the Company and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any increase in the total Commitments may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

                  (b) On the effective date (the "INCREASE EFFECTIVE DATE") of any increase in the total Commitments pursuant to this Section 2.09 (the "COMMITMENT INCREASE"), (i) the aggregate principal amount of the Revolving Loans outstanding (the "INITIAL LOANS") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent or another Agent designated by the Adminstrative Agent for such purpose in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Percentage (calculated after giving effect to the Commitment Increase), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Percentage (calculated without giving effect to the Commitment Increase), multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent or another Agent designated by the Administrative Agent for such purpose in same day funds an amount equal to the product of (1) such Augmenting Lender's Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent or other Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent or such other Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Lender's Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings,
(v) after the effectiveness of the Commitment Increase, the Company shall be deemed to have made new Borrowings (the "SUBSEQUENT BORROWINGS") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.04, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the Company shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the

Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

                  (c) Increases and new Commitments created pursuant to this
Section 2.09 shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.

                  (d) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the Company to borrow hereunder after giving effect to such increase.

                  SECTION 2.10. PREPAYMENT OF LOANS. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section; PROVIDED, that Competitive Loans may be prepaid only with the consent of the Lenders making such Loans.

                  (b) If the aggregate Revolving Exposures shall exceed the aggregate Commitments (reduced, in the case of the Commitments, by the aggregate amount of the Lenders' Competitive Loan Exposures), then (i) on the last day of any Interest Period for any Eurocurrency Revolving Borrowing and (ii) on any other date in the event ABR Revolving Borrowings shall be outstanding, the Company shall prepay Revolving Loans or Competitive Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable.

                  (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

                  (d) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Borrowing hereunder (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section
2.12 and (ii) break funding payments pursuant to Section 2.15.

                  SECTION 2.11. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which the Commitment of such Lender terminates; PROVIDED that, if such Lender continues to have any Revolving Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Exposure to but excluding the date on which such Lender ceases to have any such Revolving Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Revolving Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

                  (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Borrowing, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) above.

                  (h) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (g) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (i) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate, as the case may be, for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing shall be ineffective.

                  SECTION 2.14. INCREASED COSTS. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Each Lender shall determine the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment or deemed assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in US Dollars of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

                  SECTION 2.16. TAXES. (a) Any and all payments by or on account of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Company shall indemnify the Administrative Agent and each Lender, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Company hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; PROVIDED that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation.

                  (f) Each Lender, on the date it becomes a Lender hereunder, will designate lending offices for the Loans to be made by it such that, on such date, it will not be liable for any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction.

                  SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS. (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified in Schedule 2.17 or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company; PROVIDED that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Company will be deemed to have satisfied its obligations with respect to payments referred to in this proviso if it shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and the Company will not be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Administrative Agent shall distribute any such payments received by it for the account of any

Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by it to make such payment.

                  (b) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective Revolving Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due for the account of all or certain of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry practices on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it to any Agent pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender's obligations to the Administrative Agent until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.14, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender fails to agree to an extension of the Termination Date as provided in
Section 2.08(d), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably be withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants as follows:

                  SECTION 3.01. CORPORATE EXISTENCE AND STANDING. The Company and each Material Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company.

                  SECTION 3.02. AUTHORIZATION; NO VIOLATION. The Transactions are within each Loan Party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, and do not contravene (i) any Loan Party's charter, by-laws or other constitutive documents or (ii) any law or any contractual restriction binding on or affecting any Loan Party.

                  SECTION 3.03. GOVERNMENTAL CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Loan Parties of this Agreement or the other Loan Documents.

                  SECTION 3.04. VALIDITY. This Agreement is, and the other Loan Documents when delivered will be, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.05. LITIGATION. There is no pending or, to the best of the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company and the Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document, other than any actions or proceedings disclosed in the Form 10 (but only to the extent there has been no worsening of such actions or proceedings which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company and the Subsidiaries, taken as a whole).

                  SECTION 3.06. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. (a) The consolidated balance sheet at December 31, 1999, and the related consolidated statements of income and stockholder's equity for the fiscal year then ended of the Company and its consolidated Subsidiaries, copies of which have been furnished to each Lender, present fairly the financial position of the Company and its consolidated Subsidiaries at December 31, 1999, and the results of the operations and changes in financial position of the Company and its consolidated Subsidiaries for the fiscal year then ended, in conformity with GAAP consistently applied.

                  (b) As of the date hereof there has been, since December 31, 1999, no material adverse change in the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole (it being understood that a change to the equity method in accounting for the assets, liabilities and results of operations of the Company's Japanese Subsidiaries will not constitute such a material adverse change).

                  SECTION 3.07. INVESTMENT COMPANY ACT. The Company is not (i) an "investment company," (ii) a company "controlled" by an "investment company" which is registered under the Investment Company Act of 1940, as amended, or
(iii) to the best knowledge
of the Company, a company "controlled" by any other "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.08. REGULATION U. Neither the Company nor any of the Subsidiaries is engaged in the business of purchasing or carrying Margin Stock. The value of the Margin Stock owned directly or indirectly by the Company or any Subsidiary which is subject to any arrangement hereunder is less than an amount equal to 25% of the value of all assets of the Company and/or such Subsidiary subject to such arrangement (as described in the definition of "Indirectly Secured" in Section 221.2 of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  SECTION 3.09. ENVIRONMENTAL MATTERS. The operations of the Company and each Material Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which would materially adversely affect the business of the Company or the ability of the Company to obtain credit on commercially reasonable terms.

                  SECTION 3.10. DISCLOSURE. None of the Confidential Information Memorandum, the Form 10 or any other written information prepared and furnished by or on behalf of the Loan Parties to any Agent or Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains as of the date thereof (or, in the case of any such information that is not dated, the earliest date on which such information is furnished to the Administrative Agent or any Lender) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.11. YEAR 2000 COMPLIANCE. There has not occurred, and the Company does not expect that there will occur, any material disruption in the operations or business systems of the Company and the Subsidiaries resulting from the inability of computer systems of the Company and the Subsidiaries or equipment containing embedded microchips to recognize or properly process dates in or following the year 2000.

                  SECTION 3.12. SUBSIDIARY GUARANTORS. The Subsidiary Guarantors include all the Material Subsidiaries, other than Foreign Subsidiaries.

                  SECTION 3.13. SOLVENCY. As of the Initial Borrowing Date, after giving effect to the Borrowings hereunder on such date and the distributions to Baxter and other transactions related to the Spin-Off, (a) the fair value of the assets of the Company and the Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and the Subsidiaries will be greater than the amount that will be required to pay the probable liability in respect of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and the Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d)the Company and the Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the completion of the Spin-Off.


                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Sidley & Austin, special counsel for the Company, substantially in the form of Exhibit D-1, and (ii) the General Counsel of the Company, substantially in the form of Exhibit D-2. Each Loan Party hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the Loan Parties and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed by the chief financial officer of the Company, confirming that all the conditions set forth in this Section 4.01 and in paragraphs (a) and (b) of Section 4.02 have been satisfied.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent an invoice with respect thereto shall have been received by the Company not fewer than five Business Days (or such lesser number of days as the Company shall agree) prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

                  (f) The Guarantee Requirement shall be satisfied.

                  (g) The Administrative Agent shall have received a letter from Baxter in the form of Exhibit E.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to May 15, 2000.

                  SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing, other than representations which are given as of a particular date, in which case the representation shall be true and correct as of that date.

                  (b) At the time of and immediately after giving effect to such Borrowing and the application of the proceeds thereof, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.



                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that it will:

                  SECTION 5.01. PAYMENT OF TAXES, ETC. Pay and discharge, and cause each Material Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property; PROVIDED, HOWEVER, that neither the Company nor any Material Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.

                  SECTION 5.02. MAINTENANCE OF INSURANCE. Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by (or, as applicable, self-insure in a manner and to an extent not inconsistent with conventions observed by) companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Material Subsidiary operates.

                  SECTION 5.03. PRESERVATION OF EXISTENCE, ETC. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate, limited liability company or partnership existence, rights (charter and statutory), and franchises, except as otherwise permitted by Section 6.04.

                  SECTION 5.04. COMPLIANCE WITH LAWS, ETC. Comply, and cause each Material Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which would materially adversely affect the business of the Company and the Subsidiaries or the ability of the Company to obtain credit on commercially reasonable terms.

                  SECTION 5.05. KEEPING OF BOOKS. Keep, and cause each Material Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Material Subsidiary in accordance with GAAP consistently applied.

                  SECTION 5.06. INSPECTION. Permit, and cause each Material Subsidiary to permit, the Administrative Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Material Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Material Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Administrative Agent may reasonably designate.

                  SECTION 5.07. REPORTING REQUIREMENTS. Furnish to the Administrative Agent in sufficient copies for distribution to each Lender:

                  (a) As soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and a consolidated statement of income and changes in financial position (or consolidated statement of cash flow, as the case may be) of the Company and the consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;

                  (b) As soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such year and a consolidated statement of income and stockholder's equity and changes in financial position of the Company and the consolidated Subsidiaries for such fiscal year and accompanied by (A) a report of PricewaterhouseCoopers LLC, independent public accountants of the Company, or other independent public accountants of nationally recognized standing, on the results of their examination of the consolidated annual financial statements of the Company and the consolidated Subsidiaries, which report shall be unqualified or shall be otherwise reasonably acceptable to the Required Lenders; PROVIDED that such report may set forth qualifications to the extent such qualifications pertain solely to changes in GAAP from earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report, and (B) a certificate of such accountants substantially in the form of Exhibit 5.07(b);

                  (c) Promptly after the sending or filing thereof, copies of all reports which the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, all such reports that disclose material litigation pending against the Company or any Material Subsidiary or any material noncompliance with any Environmental Law on the part of the Company or any Material Subsidiary;

                  (d) Together with the financial statements required pursuant to clauses (i) and (ii) above, a certificate signed by the chief financial officer of the Company (A) stating that no Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company proposes to take with respect thereto and (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 6.07 and 6.08;

                  (e) With respect to each fiscal year for which the Company shall have an aggregate Unfunded Liability of $10,000,000 or more for all of its single employer pension benefit plans covered by Title IV of ERISA and all multiemployer pension benefit plans covered by Title IV of ERISA to which the Company has an obligation to contribute, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated withdrawal liability as of the most recent plan year end as customarily prepared by the trustees under the multiemployer plans to which the Company has an obligation to contribute;

                  (f) As soon as possible, and in any event within 30 days after the occurrence of each event the Company knows is or may be a reportable event (as defined in Section 4043 of ERISA, but excluding any reportable event with respect to which the 30 day reporting requirement has been waived) with respect to any plan with an Unfunded Liability in excess of $10,000,000, a statement signed by the chief financial officer of the Company describing such reportable event and the action which the Company proposes to take with respect thereto;

                  (g) As soon as possible, and in any event within five Business Days after the Company shall become aware of the occurrence of each Default, which Default is continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or event and the action which the Company proposes to take with respect thereto; and

                  (h) From time to time, such other information as to the business and financial condition of the Company and the Subsidiaries and their compliance with the Loan

         Documents as any Agent, or any Lender through the Administrative Agent, may reasonably request.

                  SECTION 5.08. USE OF PROCEEDS. Use the proceeds of Borrowings hereunder for the purposes referred to in the recitals to this Agreement, and not for any purpose that would entail a violation of any applicable law or regulation (including, without limitation, Regulations U and X of the Board). With respect to any Borrowing the proceeds of which shall be used to purchase or carry Margin Stock, the Company shall include in the Borrowing Request for such Borrowing such information as shall enable the Lenders and the Company to determine that they are in compliance with such Regulations U and X.

                  SECTION 5.09. GUARANTEE REQUIREMENT. Cause the Guarantee Requirement to be satisfied at all times.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that it will not:

                  SECTION 6.01. SUBSIDIARY DEBT. Permit any Material Subsidiary that is not a Subsidiary Guarantor to create, incur, assume or permit to exist any Debt, except:

                  (a) Debt created hereunder;

                  (b) Debt existing on the date hereof and set forth in Schedule
         6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof;

                  (c) Debt to the Company or any other Subsidiary; and

                  (d) other Debt; PROVIDED that the Designated Amount does not at any time exceed 10% of Consolidated Total Assets.

                  SECTION 6.02. LIENS, ETC. Suffer to exist, create, assume or incur, or permit any Material Subsidiary to suffer to exist, create, assume or incur, any Security Interest, or assign, or permit any Material Subsidiary to assign, any right to receive income, in each case to secure Debt or any other obligation or liability, other than:

                  (a) any Security Interest to secure Debt or any other obligation or liability of any Material Subsidiary to the Company;

                  (b) mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith and for which reasonable reserves have been established;

                  (c) any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                  (d) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith and for which reasonable reserves have been established;

                  (e) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

                  (f) landlords' liens on fixtures located on premises leased by the Company or a Material Subsidiary in the ordinary course of business;

                  (g) Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States of America, any state thereof, or any department, agency or instrumentality of the United States of America or any state thereof for obligations not yet delinquent;

                  (h) any Security Interest arising by reason of deposits to qualify the Company or a Material Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws;

                  (i) any purchase money Security Interest claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Security Interest;

                  (j) any Security Interest existing as of the date hereof and set forth on Schedule 6.02, and the extension thereof to additions, extensions, or improvements to the property subject to the Security Interest which does not arise as a result of borrowing money or the securing of Debt or other obligation or liability created, assumed or incurred after such date;

                  (k) Security Interests on (i) property of a corporation or firm existing at the time such corporation is merged or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or a firm as an entirety (or the properties of a corporation or firm comprising a product line or line of business, as an entirety) or substantially as an entirety to the Company or a Subsidiary; or (ii) property comprising machinery, equipment or real property acquired by the Company or any of its Material Subsidiaries, which Security Interests shall have existed at the time of such acquisition and secure obligations assumed by the Company or such Material Subsidiary in connection with such acquisition; PROVIDED that the Debt or other obligations or liabilities secured by Security Interests of the type described in this paragraph
         (k) shall not either (i) have been created in anticipation of such merger, consolidation, sale, lease or other disposition or in contemplation of such acquisition or (ii) at any time exceed an aggregate amount equal to $30,000,000;

                  (l) Security Interests arising in connection with the sale, assignment or other transfer by the Company or any Material Subsidiary of accounts receivable, lease receivables or other payment obligations (any of the foregoing being a "RECEIVABLE") owing to the Company or such Material Subsidiary or any interest in any of the foregoing (together in each case with any collections and other proceeds thereof and any collateral, guarantees or other property or claims in favor of the Company or such Material Subsidiary supporting or securing payment by the obligor thereon of any such Receivables), in each case whether such sale, assignment or other transfer constitutes a "true sale" or a secured financing for accounting, tax or any other purpose; PROVIDED that either (i) such sale, assignment or other transfer shall have been made as part of a sale of the business out of which the applicable Receivables arose, (ii) such sale, assignment or other transfer is made in the ordinary course of business and is for the purpose of collection only, (iii) such sale, assignment or other transfer is made in connection with an agreement on the part of the assignee thereof to render performance under the contract that has given rise to such Receivable, or (iv) in the case of any other sale, assignment or transfer, the Designated Amount does not at any time exceed 10% of Consolidated Total Assets;

                  (m) Security Interests securing non-recourse obligations in connection with leveraged or single-investor lease transactions;

                  (n) Security Interests securing the performance of any contract or undertaking made in the ordinary course of business (as such business is currently conducted) other than for the payment of Debt;

                  (o) any Security Interest granted by any Material Subsidiary; PROVIDED, that (i) the principal business and assets of such Material Subsidiary are located in Puerto Rico or are located outside of the United States, its other territories and possessions, (ii) the property of such Material Subsidiary which is subject to such Security Interest is a parcel of real property, a manufacturing plant, manufacturing equipment, a warehouse, or an office building hereafter acquired, constructed, developed or improved by such Material Subsidiary, and
         (iii) such Security Interest is created prior to or contemporaneously with, or within 120 days after (x) in the case of acquisition of such property, the completion of such acquisition and (y) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operations, use or commercial production (exclusive of test and start-up periods) of such property, and such Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be;

                  (p) any Security Interest in deposits or cash equivalent investments pledged with a financial institution for the sole purpose of implementing a hedging or financing arrangement commonly known as a "back-to-back" loan arrangement, provided in each case that neither the assets subject to such Security Interest nor the Debt incurred in connection therewith are reflected on the consolidated balance sheet of the Company; or

                  (q) any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Debt or any other obligation or liability secured by any Security Interest referred to in the foregoing paragraphs (a) through (p), PROVIDED that the principal amount of Debt or any other obligation or liability secured by such Security Interest shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that the Security Interest securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or refunding secured such Debt or other obligation or liability and additions to such property; and PROVIDED FURTHER that the principal amount of Debt or any other obligation or liability secured by such Security Interest shall continue to be taken into account for purposes of computing the amount of Debt or any other obligation or liability that may be secured under any applicable basket provided for in the foregoing paragraphs (a) through (p).

                  Notwithstanding the foregoing provisions of this Section, the Company and the Material Subsidiaries may, at any time, suffer to exist, issue, incur, assume and guarantee Secured Debt (in addition to Secured Debt permitted to be secured under the foregoing paragraphs (a) through (k) and (m) through
(q)); PROVIDED that the Designated Amount does not at any time exceed 10% of Consolidated Total Assets.

                  SECTION 6.03. SALE AND LEASEBACK TRANSACTIONS. Enter into or be party to, or permit any Material Subsidiary to enter into or be party to, any Sale and Leaseback Transaction unless after giving effect thereto the Designated Amount does not exceed 10% of Consolidated Total Assets.

                  SECTION 6.04. MERGER, ETC. (a) Permit the Company to merge or consolidate with or into, or Transfer Assets (other than pursuant to the transactions giving rise to the Specified Charges) to, any Person, except that the Company may (i) merge or consolidate with any US Corporation, including any Subsidiary that is a US Corporation, and (ii) Transfer Assets to any Subsidiary which is a US Corporation; PROVIDED, in each case described in clause (i) and
(ii) above, that (A) immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (B) in the case of any merger or consolidation to which the Company shall be a party, the survivor of such merger or consolidation shall be the Company.

                  (b) Permit any Material Subsidiary to merge or consolidate with or into, or Transfer Assets (other than pursuant to the transactions giving rise to the Specified Charges) to, any Person unless (i) immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (ii) if either constituent corporation in such merger or consolidation, or the transferor of such assets, is a Subsidiary Guarantor, the surviving or resulting corporation or the transferee of such assets, as the case may be, shall be a Subsidiary Guarantor.

                  SECTION 6.05. CHANGE IN BUSINESS. Permit the Company or any Material Subsidiary to engage to any material extent in any business other than the medical devices, supplies and services businesses (but excluding the management of institutional health care providers such as hospitals, nursing homes, and long-term care facilities).

                  SECTION 6.06. CERTAIN RESTRICTIVE AGREEMENTS. Permit the Company or any Material Subsidiary to enter into any contract or other agreement that would limit the ability of any Material Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary; PROVIDED that nothing in this section shall prohibit (a) covenants or agreements entered into in connection with the incurrence of secured Debt permitted hereunder that restrict the transfer of collateral securing such Debt or (b) agreements entered into in connection with sales of Receivables that govern the application of proceeds of sold Receivables.

                  SECTION 6.07. LEVERAGE RATIO. Permit the Leverage Ratio at any time to exceed set forth below opposite such period:

                  Period                             Ratio
                  ------                             -----

                  through 12/30/00                   3.75:1.00
                  12/31/00 through 12/30/01          3.50:1.00
                  12/31/01 through 12/30/02          3.25:1.00
                  12/31/02 and thereafter            3.00:1.00

                  SECTION 6.08. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth below opposite such period

                  Period                             Ratio
                  ------                             -----

                  through 12/30/00                   4.00:1.00
                  12/31/00 through 12/30/01          4.25:1.00
                  12/31/01 through 12/30/02          4.50:1.00
                  12/31/02 and thereafter            4.75:1.00

                  SECTION 6.09. SPIN-OFF. Permit the Spin-Off to be completed other than on terms and with results consistent in all material respects with the information contained in the

Form 10 and the Confidential Information Memorandum (including the pro forma financial information and projections contained therein).


                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) The Company shall fail to (i) pay any interest or facility fee due hereunder and such default continues for five days, or (ii) pay any amount of principal of any Loan when due hereunder; or

                  (b) Any representation or warranty made or deemed made by the Company or any other Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) The Company or any Material Subsidiary shall fail to maintain its corporate, limited liability company or partnership existence as required by Section 5.03, or the Company or any Material Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Article VI (other than Section 6.02 insofar as such failure results from a nonconsensual Security Interest) of this Agreement on its part to be performed or observed; or

                  (d) The Company or any Subsidiary shall (i) fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those failures or breaches referred to in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender; or

                  (e) Either (i) the Company or any Material Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, any Debt (other than the Loans) of the Company or such Subsidiary outstanding under one or more instruments or agreements when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and (A) such Debt shall be in an aggregate principal amount not less than $10,000,000 and such failure shall continue beyond the greater of 15 days and the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or (B) such Debt shall be in an aggregate principal amount not less than $20,000,000 and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist with respect to any Debt (other than the Loans) of the Company or such Subsidiary outstanding under one or more instruments or agreements if the effect of such event or condition is (or will after the lapse of any grace period be) to cause, or to permit the holder or holders of such debt (or any trustee or agent on their behalf) to cause, such Debt to become due, or to require such Debt to be prepaid (other than by a scheduled prepayment), prior to the stated maturity thereof and
(A) such Debt shall be in an aggregate principal amount not less than $10,000,000 and such failure shall continue beyond the greater of 15 days and the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or (B) such Debt shall be in an aggregate principal amount not less than $20,000,000 and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

                  (f) The Company or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or

                  (g) The Company or any Material Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or such Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any such Material Subsidiary shall take corporate action to authorize any of the actions set forth above in this paragraph (f); PROVIDED that, in the case of any such proceeding filed or commenced against the Company or any Material Subsidiary, such event shall not constitute an "Event of Default" hereunder unless either (i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Company or such Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect or
(iii) the Company or such Material Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or
                  (h) Any judgment or order for the payment of money shall be rendered against the Company or any Material Subsidiary and (i) either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days, in the case of a judgment or order rendered or entered by a court located in the United States, its territories and Puerto Rico, or 30 consecutive days, in the case of any other court, during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, and
(ii) the amount of such judgment or order, when aggregated with the amount of all other such judgments and orders described in this subsection (h), shall exceed $20,000,000;

                  (i) Either (i) the Pension Benefit Guaranty Corporation shall terminate any single-employer plan (as defined in Section 4001(b)(2) of ERISA) that provides benefits for employees of the Company or any Material Subsidiary and such plan shall have an Unfunded Liability in an amount in excess of $5,000,000 at such time or (ii) withdrawal liability shall be assessed against the Company or any Material Subsidiary in connection with any multiemployer plan (whether under Section 4203 or Section 4205 of ERISA) and such withdrawal liability shall be an amount in excess of $5,000,000; or

                  (j) the guarantee of any Subsidiary Guarantor that is a Material Subsidiary under the Subsidiary Guarantee Agreement shall not be (or shall be asserted by the Company or any Subsidiary Guarantor not to be) valid or in full force and effect; or

                  (k) a Change of Control shall have occurred.

then, in any such event but subject to the next sentence, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate and/or
(ii) declare the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; PROVIDED, that in the case of any Competitive Bid Note, the unpaid principal amount thereof, and all interest accrued and unpaid thereon, shall not be declared to be due and payable pursuant to the foregoing clause (ii) without the consent of the holder of such Competitive Bid Note. In the event of the occurrence of an Event of Default under clause (f) or (g) of this Article VII, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, the Person named in the heading of this Agreement is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders, including each assignee of any Lender, hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a Person other than the Company or an Affiliate of the Company in a transaction permitted by Section 6.04.

                  With respect to the Loans made by it hereunder,the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company (in which case the Agent shall give written notice to each other Lender), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on the amount of its Loans and available Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Company or any other Loan Party and
(b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Company or any other Loan Party; PROVIDED that no Lender shall be liable to the Administrative Agent or any such other indemnified Person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company, to 17221 Red Hill Avenue, Irvine, California 92614, Attention of the Daniel M. Gallagher (Telecopy No.
         (949) 250-2275);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Anne Bowles (Telecopy No.
         (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, NY 10019, Attention of Steve Rochford (Telecopy No.
         (212) 270-5135);

                  (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (it being understood that the addition of new tranches of loans or commitments that may be extended under this Agreement shall not be deemed to alter such pro rata sharing of payments), (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (except, in each case, to provide for new commitments that may be extended under this Agreement), or (vi) release the Company or all or substantially all the Subsidiary Guarantors from, or limit or condition, its or their obligations under Article X or the Subsidiary Guarantee Agreement, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

                  SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent orany Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Company shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, liabilities, reasonable out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any borrowing hereunder are applied or proposed to be applied, directly or indirectly, by the Company or any Subsidiary or (ii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any Subsidiary in connection therewith; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee or the violation by such Indemnitee of any law or court order applicable to it.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or
(b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum (without duplication) of the total Revolving Exposures and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to
it); PROVIDED that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender, each of the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments and outstanding Loans, the amount of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default referred to in clause (f) or (g) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Companys, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and

Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii),
(iii) or (vi) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and
9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

                  SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of such Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

                  (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. CONFIDENTIALITY. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that

Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds' directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent, the Lenders or the Company under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Company in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                               EDWARDS LIFESCIENCES CORP.

                                               by /s/ Michael A. Mussallem

                                               -----------------------------
                                               Name:  Michael A. Mussalem
                                               Title: President

                                               THE CHASE MANHATTAN BANK,
                                               individually and as
                                               Administrative Agent,

                                               by /s/ Robert Anastasio

                                               -----------------------------
                                               Name:  Robert Anastasio
                                               Title: Vice President

                                               CREDIT SUISSE FIRST BOSTON,

                                               by /s/ William S. Lutkins

                                               -----------------------------
                                               Name:  William S. Lutkins
                                               Title:  Vice President

                                               by /s/ Thomas G. Muoio

                                               -----------------------------
                                               Name:  Thomas G. Muoio
                                               Title: Vice President

                                               THE FUJI BANK, LIMITED,

                                               by /s/ Takeyuki Kuroki

                                               -----------------------------
                                               Name:  Takeyuki Kuroki
                                               Title: Vice President and
                                                      Senior Team Leader

                                                BANK OF TOKYO-MITSUBISHI,
                                                LTD. CHICAGO BRANCH,

                                                by /s/ Hisashi Miyashiro

                                                -----------------------------
                                                Name:   Hisashi Miyashiro
                                                Title:  Deputy General
                                                        Manager

                                                UBS AG STAMFORD BRANCH,

                                                by /s/ Robert H. Riley, III

                                                -----------------------------
                                                Name:   Robert H. Riley, III
                                                Title:  Executive Director

                                               by /s/ Wilfred Saint

                                               -----------------------------
                                               Name:  Wilfred Saint
                                               Title: Associate Director,
                                                      Loan Portfolio Support, US

                                                DEUTSCHE BANK AG, NEW YORK
                                                BRANCH AND/OR CAYMAN ISLANDS
                                                BRANCH

                                                by /s/ Iain Stewart

                                                -----------------------------
                                                Name:   Iain Stewart
                                                Title:  Vice President

                                                by /s/ Annette Walter

                                                -----------------------------
                                                Name:   Annette Walter
                                                Title:  Associate

                                                FIRST UNION NATIONAL BANK,

                                                by /s/ Ann M. Dodd

                                                -----------------------------
                                                Name:  Ann M. Dodd
                                                Title: SVP

                                                NATIONAL AUSTRALIA BANK
                                                LIMITED.,

                                                by /s/ Susan R. Julien

                                                -----------------------------
                                                Name:   Susan R. Julien
                                                Title:  Vice President

                                                MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK,

                                                by /s/ Robert Bottamedi

                                                -----------------------------
                                                Name:   Robert Bottamedi
                                                Title:  Vice President

                                                FLEET NATIONAL BANK,

                                                by /s/ Walter J. Marullo

                                                -----------------------------
                                                Name:   Walter J. Marullo
                                                Title:  Vice President

                                                BANK OF AMERICA, N.A.

                                                by /s/ F. Scott Singhoff

                                                -----------------------------
                                                Name:   F. Scott Singhoff
                                                Title:  Managing Director

                                                GOLDMAN SACHS & CO.,

                                                by /s/ Doug Hendersen

                                                -----------------------------
                                                Name:   Doug Hendersen
                                                Title:  Managing Director

                                               WACHOVIA BANK,

                                               by /s/ Debra L. Coheley

                                               -----------------------------
                                               Name:   Debra  L. Coheley
                                               Title:  Senior Vice President

                                               BBV INTERNATIONAL INVESTMENT
                                               CORPORATION

                                               by /s/ Tomas Rosario

                                               -----------------------------
                                               Name:   Tomas Rosario
                                               Title:  Executive Vice President

                                                BANK ONE, NA

                                                by /s/ Joseph Perdenza

                                                -----------------------------
                                                Name:  Joseph Perdenza
                                                Title: Assistanct Vice President

                                                THE BANK OF NOVA SCOTIA,

                                                by /s/ R. P. Reynolds

                                                -----------------------------
                                                Name:   R. P. Reynolds
                                                Title:  Director

                                               ABN AMRO BANK,

                                               by /s/ Paul K. Stimpfl

                                               -----------------------------
                                               Name:  Paul K. Stimpfl
                                               Title: Group Vice President

                                               by /s/ Mitsoo Iravani

                                               -----------------------------
                                               Name:  Mitsoo Iravani
                                               Title: Assistant Vice President